Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated April 4, 2013, of DMH International, Inc. (A Development Stage Company) relating to the financial statements as of December 31, 2012, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

April 26, 2013